UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2010

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executives Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2010, Hans Wunderl, the Chief Operating Officer of the Registrant, completed his one-year assignment as COO and resigned from all of his positions with the Registrant and its subsidiaries.  The Registrant’s Chief Executive Officer, Greg Anderson, will again be the head of operations.

On February 1, 2010, in order to allow Mr. Wunderl to continue to promote stockholder value creation, the Registrant’s Board of Directors (the “Board”) elected Mr. Wunderl to serve on the Board.  At this time, the Board expects to name Mr. Wunderl to the Compensation Committee of the Board.

Mr. Wunderl became COO in February 2009 to assist in the repositioning of the Registrant, help return it to profitability, and drive value creation for stockholders.  Mr. Wunderl, a 26-year industry veteran, has held executive positions in operations and sales at several semiconductor manufacturing companies, including BE Semiconductor Industries, Oerlikon Group, and ASM International.  He is a native of the Netherlands and holds M.S. and B.S. degrees in Electrical Engineering from the Technical University of Eindhoven, The Netherlands.

Pursuant to the terms of Mr. Wunderl’s employment agreement with the Registrant, dated as of February 3, 2009 (the “Wunderl Employment Agreement”), Mr. Wunderl received an annual base salary of $200,000 and a cash bonus payment of $50,000 upon the submission of a plan of operations to the Registrant’s Operations Committee and its approval of the plan.  Mr. Wunderl was also eligible to receive a cash bonus payment of $100,000, provided he and the Registrant met certain performance thresholds, and an annual bonus payment equal to the lesser of (i) $125,000 or (ii) 3% of the increase in the economic value of the Registrant over the course of the year (calculated as provided in the Wunderl Employment Agreement).  Mr. Wunderl has not earned and is no longer eligible to receive any such additional bonus payments.

Item 8.01.                      Other Events.

On February 4, 2010, the Company issued a press release announcing Mr. Wunderl’s resignation as Chief Operating Officer and his election to the Board.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated February 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2010	THE LGL GROUP, INC.

	By:	/s/ Greg Anderson
		Name:	Greg Anderson
		Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated February 4, 2010.